Exhibit 31.2

Certification of the Chief Financial Officer Pursuant to

Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, R. Stephen Armstrong, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A for the period ended January 28, 2012 of Patterson Companies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2012	/s/ R. STEPHEN ARMSTRONG

R. Stephen Armstrong
Executive Vice President, Chief Financial Officer and Treasurer